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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 5 on Form S-3 to Registration Statement No. 333-119076 on Form S-1 of our report dated March 12, 2004, relating to the consolidated financial statements and financial statement schedule of Symbol Technologies, Inc., appearing in and incorporated by reference in the Annual Report on Form 10-K of Symbol Technologies, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

New York, New York
August 29, 2005